                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DIGEX, INCORPORATED

               FIRST: The name of the corporation is Digex, Incorporated
               -----
(hereinafter referred to as the "Corporation").

               SECOND: The address of the registered office of the Corporation
               ------
in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805-1297 in the County of New Castle. The name of its registered agent in the State of Delaware is United States Corporation Company.

               THIRD: The purpose of the Corporation is to engage in any lawful
               -----
act or activity for which a corporation may be organized under the General Corporation Laws of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

               FOURTH: The total number of shares of stock which the Corporation
               ------
shall have authority to issue is 9,100 shares divided into the following classes:

               (i) 6,000 shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock");

               (ii) 3,000 shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock"); and

               (iii) 100 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

               The Corporation's Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock."

               A.     Powers and Rights of Holders of Common Stock.
                      --------------------------------------------

               1. Except as stated in paragraphs 3, 4, 5 and 9 of this Subpart A of Article FOURTH, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

               2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of Class A Common Stock and Class B Common Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

               3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten
(10) votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

               4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than to a Permitted Holder (as defined herein) or any event or circumstance as a result of which a holder of Class B Common Stock ceases to be a Permitted Holder shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such non-Permitted Holder into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer to a non-Permitted Holder and conversion as hereinbefore provided, or the date on which a holder of Class B Common Stock ceases to be a Permitted Holder, as the case may be, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

               Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Holder, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Permitted Holder. For purposes hereof, (a) "Permitted Holder" shall be defined as Intermedia Communications Inc., or any of its Affiliates, (b) "Affiliate" shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that no employee of the Corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his or her capacity as an employee, or by reason of any employment agreement, and (c) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall be endorsed with a legend making appropriate reference to the foregoing provisions regarding automatic conversion.

               5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. If Intermedia Communications Inc. and its Affiliates shall at any time elect to convert all of the shares of Class B Common Stock then issued and outstanding and held by them into shares of Class A Common Stock, whether by transfer pursuant to Section 4 or by conversion pursuant to this Section 5, all of the other shares of Class B Common Stock issued and outstanding as of the date of such conversion shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of such transfer and/or conversion by Intermedia Communications Inc. and its Affiliates. All Persons registered as holders of shares of Class B Common Stock on the date of such conversion shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after such conversion, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

               6. Dividends may be paid to the holders of Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payments will be deemed to be a like dividend or other distribution.

               7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each holder, without regard to class.

               8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

               9. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock and the holders of Class A Common Stock, if the consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common

Stock shall receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holder of Class A Common Stock).

               B.     Preferred Stock
                      ---------------

               The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

               FIFTH: The following provisions are inserted for the management
               -----
of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the GCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

               B. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

               C.     Election of directors need not be by written ballot.

               SIXTH: The officers of the Corporation shall be chosen in such a
               -----
manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

               SEVENTH: No director of the Corporation shall be personally
               -------
liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVENTH is also contained in the Corporation's Bylaws. No amendment to or repeal of this Article SEVENTH shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL, as amended.

               EIGHTH:
               ------

               A.     Right to Indemnification. Each person who was or is made a
                      ------------------------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the GCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHTH or otherwise.

               B.     Non-Exclusivity of Rights. The rights conferred by this
                      -------------------------
Article EIGHTH shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the GCL or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

               C.     Insurance and Trust Fund. In furtherance and not in
                      ------------------------
limitation of the powers conferred by statute:

               (1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of law; and

               (2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

               D.     Indemnification of Employees and Agents of the
                      ----------------------------------------------
Corporation. The Corporation may, to the extent authorized from time to time by
-----------
the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               E.     Amendment. This Article EIGHTH is also contained in the
                      ---------
Corporation's Bylaws. Any repeal or modification of this Article EIGHTH shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

               NINTH: Whenever a compromise or arrangement is proposed between
               -----
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

               TENTH: The Corporation reserves the right to amend, alter,
               -----
change, rescind or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

               ELEVENTH: The name and mailing address of the Sole Incorporator
               --------
is as follows:

         NAME                           MAILING ADDRESS
         ----                           ---------------

         Jill Simon-Reisman             c/o Kronish Lieb Weiner & Hellman LLP
                                        1114 Avenue of the Americas
                                        New York, New York  10036

               I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on April 26, 1999.

                                       /s/ JILL SIMON-REISMAN
                                       -----------------------------------------
                                       Jill Simon-Reisman

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DIGEX, INCORPORATED

      (Pursuant to Section 242 of the General Corporation Law of Delaware)


               The undersigned, being the Chief Executive Officer of Digex, Incorporated, does hereby certify and set forth:

               FIRST: The name of the corporation is Digex, Incorporated
               -----
(hereinafter referred to as the "Corporation").

               SECOND: The Certificate of Incorporation was filed with the
               ------
Office of the Secretary of the State of Delaware on April 26,1999.

               THIRD: The Certificate of Incorporation of the Corporation is
               -----
hereby amended to change the number of shares of stock which the Corporation shall have authority to issue so that Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "FOURTH: The total number of shares of stock which the
                ------
Corporation shall have authority to issue is 155,000,000 shares divided into the following classes:

               (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock");

               (ii) 50,000,000 shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock"); and

               (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

               The Corporation's Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock."

               A.     Powers and Rights of Holders of Common Stock.
                      --------------------------------------------

               1. Except as stated in paragraphs 3, 4, 5 and 9 of this Subpart A of Article FOURTH, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

               2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of Class A Common Stock and Class B Common Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

               3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

               4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than to a Permitted Holder (as defined herein) or any event or circumstance as a result of which a holder of Class B Common Stock ceases to be a Permitted Holder shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such non-Permitted Holder into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferee has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer to a non-Permitted Holder and conversion as hereinbefore provided, or the date on which a holder of Class B Common Stock ceases to be a Permitted Holder, as the case may be, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

               Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Holder, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Permitted Holder. For purposes hereof, (a) "Permitted Holder" means Intermedia Communications Inc, or any of its Affili-ates, (b) "Affiliate" means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, provided, however, that no employee of the Corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his or her capacity as an employee, or by reason of any employment agreement, and (c) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall be endorsed with a legend making appropriate reference to the foregoing provisions regarding automatic conversion.

               5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. If Intermedia Communications Inc. and its Affiliates shall at any time elect to convert all of the shares of Class B Common Stock then issued and outstanding and held by them into shares of Class A Common Stock, whether by transfer pursuant to Section 4 or by conversion pursuant to this Section 5, all of the other shares of Class B Common Stock issued and outstanding as of the date of such conversion shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of such transfer and/or conversion by Intermedia Communications Inc. and its Affiliates. All Persons registered as holders of shares of Class B Common Stock on the date of such conversion shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after such conversion, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

               6. Dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

               7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

               8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same man-ner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

               9. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock and the holders of Class A Common Stock, if the consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common Stock shall receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock).

               B.     Preferred Stock.
                      ---------------

               The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock."

               FOURTH: This Amendment to the Certificate of Incorporation of the
               ------
Corporation was authorized by the directors of the Corporation and the sole stockholder of the Corporation.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its Chief Executive Officer as of this 3rd day of August, 1999.


                                       By: /s/ MARK K. SHULL
                                          --------------------------------------
                                          Mark K. Shull
                                          President and Chief Executive Officer

                   CERTIFICATE OF DESIGNATION OF VOTING POWER,
                             DESIGNATION PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                         AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                               DIGEX, INCORPORATED

                          -----------------------------

                         Pursuant to Section 151 of the
                       General Corporation Law of Delaware

                          -----------------------------

               Digex, Incorporated, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in ARTICLE FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board") at a meeting duly called and held on December 23,1999, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

               RESOLVED, that pursuant to the authority vested in the Board by the Certificate of Incorporation, the Board does hereby designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $.01 per share, with a liquidation preference of $1,000 per share (the "Liquidation Preference") which shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock") consisting of 100,000 shares (which shares of preferred stock were authorized to be issued by the Company by resolution of the Board of Directors of the Company dated as of July 23, 1999 and by resolution of the stockholders of the Company dated as of July 23, 1999), having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

               1.     Ranking. The Preferred Stock shall rank, with respect to
                      -------
dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock issued by the Company after the Preferred Stock Issue Date, the term of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company after the Preferred Stock Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as the "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company after the Preferred Stock Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

               2.     Dividends. The holders of shares of the Preferred Stock
                      ---------
shall not be entitled to receive dividends.

               3      Conversion.
                      ----------

               (i) (a) Subject to paragraph 3(i)(b) below, a holder of shares of Preferred Stock may convert such shares into Common Stock at any time after the Preferred Stock Issue Date, but only in lots of 100 shares of Preferred Stock or integral multiples thereof if less than all the shares of Preferred Stock then held by such holder are being converted. For the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

               (b) On the fifth anniversary of the Preferred Stock Issue Date (the "Fifth Anniversary"), each issued and outstanding share of Preferred Stock shall automatically convert, without any further action by the registered holders thereof, the Transfer Agent or the Company, into such number of fully paid and nonassessable shares of Common Stock equal to (x) the Liquidation Preference per share of Preferred Stock, divided by (y) the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day prior to the Fifth Anniversary. Immediately following such conversion, the rights of the holders of converted Preferred Stock shall cease and the Persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

               (ii) To convert Preferred Stock pursuant to paragraph 3(i)(a) above, a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company and the Transfer Agent, to the Transfer Agent at the principal office of the Transfer Agent, (B) notify the Transfer Agent at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a holder fails to notify the Transfer Agent of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical after the Conversion Date, the Transfer Agent shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion from the shares of Common Stock held by the Transfer Agent pursuant to paragraph 3(v) below, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion and will cancel the surrendered Preferred Stock certificate(s). The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for dividends on any Common Stock issued upon such conversion. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total liquidation preference of all shares of Preferred Stock converted. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

               (iii) The Transfer Agent shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Transfer Agent shall round the results of a conversion up to the nearest full share of Common Stock.

               (iv) If a holder converts shares of Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

               (v) The Company has reserved and deposited in escrow with the Transfer Agent enough shares of Common Stock to permit the conversion of the Preferred Stock in full. From time to time, upon the occurrence of any adjustment in the number of shares of Common Stock issuable upon the conversion of the Preferred Stock, the Company will reserve and deposit in escrow with the Transfer Agent that number of additional shares of Common Stock as shall be necessary to permit the conversion of the Preferred Stock in full, as so adjusted. All such shares of Common Stock held by the Transfer Agent in escrow shall not be deemed outstanding until delivered by the Transfer Agent to a holder of Preferred Stock pursuant to the terms hereof. All shares of Common Stock that may be issued to a holder of Preferred Stock upon conversion of Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock and shall endeavor to list such shares of Common Stock on each national securities exchange or automated quotation system on which the Common Stock is listed.

               (vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 3(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or shares held by the Transfer Agent pursuant to paragraph 3(v) above. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company or shares of Common Stock held by the Transfer Agent pursuant to paragraph 3(v) above.

               (vii) In case the Company shall issue Common Stock, any security convertible into or exercisable for Common Stock, rights, options or warrants to subscribe for, purchase or acquire shares of Common Stock or other securities convertible into or exercisable for Common Stock (excluding shares or other securities issued (i) in any of the transactions described in paragraph 3(vi), 3(viii) or 3(ix) of this Agreement,
(ii) pursuant to the Company's employee incentive plans, (iii) upon exercise of options and warrants of the Company outstanding as of the date hereof, (iv) to shareholders of any corporation which merges into the Company or a subsidiary of the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) upon conversion or exchange of any preferred stock or convertible debt of the Company, or (vi) in a bona fide offering (whether pursuant to a registered offering or an offering pursuant to Rule 144A of the Securities Act) pursuant to a firm commitment underwriting designed to achieve a broad distribution and in which no person (or group of affiliated persons) has a prior arrangement to acquire shares in the offering such that, after giving effect to the offering, such person or group would beneficially own shares representing 5% or more of the total shares outstanding), at a price per share (on an as converted or exercised basis) less than the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on the earliest of (x) the date of the closing of any new issuance, (y) the date fixed for the determination of stockholders entitled to receive such securities, and (z) the date on which the Company becomes contractually obligated to issue such securities, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 3(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph 3 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercises of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 3(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or shares held by the Transfer Agent pursuant to paragraph 3(v) above. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company or shares of Common Stock held by the Transfer Agent pursuant to paragraph 3(v) above.

               (viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of (x) the Conversion Price in effect on such date and (y) a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (ix) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants for which an adjustment has been made under paragraph 3(vii) above, (y) any dividend or distribution for which an adjustment has been made under paragraph 3(vi) or 3(viii) above, and (z) cash dividends paid from the Company's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution)), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 3(xi) below) of the Common Stock on such date of determination less the then fair market value as determined by the Board (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidence of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph 3) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): repurchases of Common Stock issued under the Company's stock incentive programs in accordance with the provisions thereof.

               (x) In the case of any reclassification or change of capital stock of the Company, upon consummation of such reclassification or change, each share of Preferred Stock shall survive such reclassification or change and automatically become convertible into the kind and amount of securities, cash or other property receivable upon such reclassification or change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reclassification or change. Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including the provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Preferred Stock.

               (xi) For the purpose of any computation under paragraph 3(vii) or 3(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question; provided that, in the case of paragraph 3(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

               (xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

               (xiii) For purposes of this paragraph 3, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company (including the Class A Common Stock, par value $.01 per share, and the Class B Common Stock, par value $.01 per share, of the Company). However, subject to the provisions of paragraph 3(xviii) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Class A Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes or other securities or assets resulting from any reclassification thereof; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               (xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under paragraphs 3(vi), 3(vii) and 3(ix) above if the Company issues or distributes to each holder of Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each holder would have been entitled to receive had Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

               (xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment, together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

              (xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced pursuant to this paragraph 3(xvi), the Company shall mail to holders of Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 5 days before the date the reduced Conversion Price takes effect pursuant to this paragraph 3(xvi). The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraphs 3(vi), 3(vii), 3(viii) and 3(ix) above.

            (xvii)   If:

               (A) the Company takes any action which would require an adjustment in the Conversion Price pursuant to this Section 3;

               (B) a capital reorganization of the Company occurs or the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation; or

               (C)    there is a dissolution or liquidation of the Company;

the Company shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 5 days prior to such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A),
(B) or (C) of this paragraph 3(xvii).

           (xviii)    In the case of any consolidation of the Company or merger
of the Company with any other entity or the sale or transfer of all or substantially all of the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph 3(xviii) applies, paragraphs 3(vi), 3(viii) and 3(x) do not apply.

               (xix) In any case in which this paragraph 3 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

         4.    Liquidation Rights. Upon any voluntary or involuntary
               ------------------
liquidation, dissolution or winding-up of the Company, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

         5.    Redemption at the Option of the Holders. Subject to the legal
               ---------------------------------------
availability of funds therefor, on or after the Optional Redemption Date, the registered holders of a majority of the then outstanding shares of Preferred Stock can require the Company, by written notice (the "Redemption Notice"), to redeem all of the outstanding shares of Preferred Stock within 30 days after the receipt by the Company of the Redemption Notice at a price in cash equal to the Liquidation Preference thereof; provided that such redemption is permitted by the terms of the agreements in place as of January 10, 2000 governing the outstanding indebtedness of the Company and Intermedia. The Company shall not be required to make sinking fund payments with respect to the Preferred Stock. The Company shall give ten (10) days prior notice to all of the registered holders of Preferred Stock of the occurrence of an Optional Redemption Date.

         6.    Change of Control.
               -----------------

               (i) If and to the extent permitted by the terms of the agreements governing the outstanding indebtedness of the Company and Intermedia, upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each holder of shares of Preferred Stock to repurchase all or any part of such holder's shares of Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof (the "Change of Control Payment"). If a Change of Control Payment is not permitted under the agreements governing the outstanding indebtedness of the Company or Intermedia, upon the occurrence of a Change of Control, each share of Preferred Stock may be converted at the election of the holder thereof (upon notice delivered to the Company in writing within 30 business days after a receipt of the notice of the Change of Control referred to in paragraph 6(ii)) into such number of fully paid and nonassessable shares of Common Stock equal to (x) the Liquidation Preference per share of Preferred Stock, divided by (y) the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day prior to the Change of Control.

               (ii) Subject to paragraph 6(i) above, within 30 days following any Change of Control, the Company shall (a) issue a press release regarding the occurrence of the Change of Control, and (b) mail a notice to each holder of Preferred Stock describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the secu-rities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent lawful, all shares of Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); and (C) a description of the procedures to be followed by such holder in order to have its shares of Preferred Stock repurchased.

               (iii) Subject to paragraph 6(i) above, on the Change of Control Payment Date, the Company shall, to the extent lawful, (A) accept for payment shares of Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each holder of shares of Preferred Stock so accepted payment in an amount equal to the purchase price for such shares, and unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (iv) The Company shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

               (v) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Change of Control Offer made by the Company and purchases all of the Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

                7.    Voting Rights.
                      -------------

               (i) The holders of record of shares of the Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 7.

               (ii) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting, as the case may be, as one class:

               (a) authorize, create (by way of reclassification or otherwise) or issue any additional shares of Preferred Stock or any Senior Securities, Parity Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of Preferred Stock or any shares of any class or series of Senior Securities or Parity Securities or a series of preferred stock which provides for the regular accrual or payment of dividends; or

               (b) amend or otherwise alter the Company's Certificate of Incorporation (including the provisions of Section 7 of this Certificate of Designation) (whether by amendment to the Certificate of Incorporation, merger or otherwise) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Preferred Stock or con-vert or otherwise change (whether by amendment to the Certificate of Incorporation, merger or otherwise) the Preferred Stock into any other securities, rights, cash or other property.

               (iii) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or this Certificate of Designation may not (with respect to any shares of Preferred Stock held by a non-consenting holder):

               (a) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose holders must consent to an amendment, supplement or waiver (other than under Section 6 above);

               (b)    reduce the Liquidation Preference of the Preferred Stock;

               (c) make any conversion of shares of Preferred Stock payable in any form other than that stated in this Certificate of Designation;

               (d) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Preferred Stock to receive the Liquidation Preference; or

               (e) make any change in the foregoing amendment and waiver provisions.

               (iv) The Company in its sole discretion may without the vote or consent or any holders of the Preferred Stock amend or supplement this Certificate of Designation:

               (a)    to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock; or

               (c) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (x) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Preferred Stock.

               8.     Merger, Consolidation and Sale of Assets. Without the vote
                      ----------------------------------------
or consent of the holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; and (ii) if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designations.

               9.     Reports. The Company shall file within 15 days after it
                      -------
files them with the Commission copies of the annual and quarterly reports and the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") with the Transfer Agent. In the event the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission (unless the Commission shall not accept such a filing) and the Transfer Agent. Whether or not required by the Exchange Act to file SEC Reports with the Commission, so long as any shares of Preferred Stock are outstanding, the Company shall furnish copies of the SEC Reports to the holders of Preferred Stock at the time the Company is required to make such information available to the Transfer Agent and any investors who request it in writing.

               10.    Amendment. This Certificate of Designation shall not be
                      ---------
amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Preferred Stock, voting separately as a class.

               11.    Exclusion of Other Rights. Except as may otherwise be
                      -------------------------
required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

               12.    Headings of Subdivisions. The headings of the various
                      ------------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

               13.    Severability of Provisions. If any voting powers,
                      --------------------------
preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

               14.    Reissuance of Preferred Stock. Shares of Preferred Stock
                      -----------------------------
that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

               15.    Mutilated or Missing Preferred Stock Certificates. If any
                      -------------------------------------------------
of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent (if other than the Company).

               16.    Certain Definitions. As used in this Certificate of
                      -------------------
Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Business Day" means any day except a Saturday, a Sunday, or any
                ------------
day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

               "Change of Control" means the occurrence of any of the following:
                -----------------
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the Company, unless (A) the Closing Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect and (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Preferred Stock becomes convertible solely into such common stock (and any rights attached thereto), (iv) a transaction by Intermedia as a result of which Intermedia would be required to file a Schedule 13D or amend Schedule 13G under the Exchange Act (other than by reason of a decrease in beneficial ownership), or (v) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a subsidiary of another entity (the "Parent Entity") shall not constitute a Change of Control if (A) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Parent Entity immediately following the consummation of such transaction in the same relative percentages as prior to such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Parent Entity.

               "Closing Price" means, for each Trading Day, the last reported
                -------------
sale price regular way on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

               "Commission" means the Securities and Exchange Commission.
                ----------

               "Common Stock" means, except as otherwise provided in Section
                ------------
3(xiii) hereof, the Class A Common Stock, par value $0.01 per share, of the Company.

               "Continuing Directors" means, as of any date of determination,
                --------------------
any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or
(b) was nominated to the Board of Directors with the approval of, or whose election was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

               "Conversion Price" shall initially mean $68.40 per share and
                ----------------
thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

               "Intermedia" shall mean Intermedia Communications Inc., a
                ----------
Delaware corporation.

               "Optional Redemption Date" shall be the earlier to occur of (i)
                ------------------------
the fourth anniversary of the Preferred Stock Issue Date or (ii) if Intermedia and the Company have terminated their restrictive obligations pursuant to debt instruments existing as of January 1, 2000, the date that the Company and/or Intermedia plan to close a transaction that would thereafter restrict their ability to redeem the Preferred Stock.

               "Person" means any individual, corporation, partnership, limited
                ------
liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock Issue Date" means the date on which the
                --------------------------
Preferred Stock is originally issued by the Company under this Certificate of Designation.

               "Trading Day" means any day on which the Nasdaq National Market
                -----------
or other applicable stock exchange or market is open for business.

               "Transfer Agent" shall be Continental Stock Transfer & Trust Co.
                --------------
unless and until a successor is selected by the Company.

               IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Mark K. Shull, Chief Executive Officer of the Company and attended by Robert B. Patrick, Secretary of the Company, this 10th day of January, 2000.

                                       DIGEX, INCORPORATED

                                       By: /s/ MARK K. SHULL
                                           -------------------------------------
                                           Name:  Mark K. Shull
                                           Title: Chief Executive Officer


ATTEST:

By: /s/ ROBERT B. PATRICK
    ----------------------------------------
    Name:    Robert B. Patrick
    Title:   Secretary

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                             OF DIGEX, INCORPORATED

               DIGEX, INCORPORATED, a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies that:

               FIRST: The name of the corporation is DIGEX, INCORPORATED.

               SECOND: The following Article Twelfth of the Certificate of Incorporation of the Corporation is hereby inserted in its entirety to read as follows:

               "TWELFTH:  Transactions with Interested Stockholders.

               A. The Corporation will not, and will not permit, cause or suffer any direct or indirect subsidiary of the Corporation to, enter into or engage in any Transaction (as defined below) with or for the benefit of any Interested Stockholder (as defined below) without (i) there being in office two or more Independent Directors (as defined below) and (ii) obtaining the prior written approval of at least a majority of the Independent Directors then in office of such Transaction; provided that the prior written approval of at least a majority of the Independent Directors shall not be required if (x) such Transaction is first reviewed by the Independent Directors then in office and their recommendation to the entire Board of Directors is not to approve such Transaction and (y) despite such recommendation, at least 66 2/3% of the entire Board of Directors (other than the Independent Directors) determines in good faith, at a meeting duly called pursuant to the By-laws of the Corporation, that such Transaction is fair to the Corporation and its stockholders and the reasons for such determination are set forth in the records of such meeting. Such approval shall be in addition to any other approval required by applicable law.

               B.     Certain Definitions. For purposes of this Article TWELFTH:

                      "Independent Director" means, with respect to any member of the Board of Directors of the Corporation, a Director who is: (i) not (a) an employee, agent or officer of an Interested Stockholder or any of its subsidiaries (including the Corporation or any of its subsidiaries),
                      (b) a director of an Interested Stockholder or (c) the relative of any of the foregoing; and (ii) does not have any direct or indirect financial interest in an Interested Stockholder or any of its subsidiaries that is material to such member.

                      "Interested Stockholder" shall have the meaning provided in Section 203(c)(5) of the General Corporation Law of the State of Delaware (the "DGCL"), as in effect as of February 14, 2001, without regard to the proviso at the end of the first sentence thereof. Both WorldCom, Inc. and Intermedia Communications Inc. are Interested Stockholders for purposes of this definition based on the facts in existence as of February 14, 2001.

               "Transaction" shall mean any of the following:

                             (i)    a transaction (or a series of related
                      transactions) involving the sale, lease or other transfer of assets, products, property (tangible or intangible) or services by any Interested Stockholder to the Corporation or any direct or indirect subsidiary of the Corporation, or by the Corporation or any direct or indirect subsidiary of the Corporation to any Interested Stockholder, having a value in excess of $1,000,000;

                             (ii)   any merger or consolidation of the
                      Corporation or any direct or indirect subsidiary of the Corporation with or into any Interested Stockholder;

                             (iii) the repurchase by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities from any Interested Stockholder;

                             (iv) the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities to any Interested Stockholder; and

                             (v) any other transaction that would constitute a business combination under Section 203(c)(3)(i)-(iv) of the DGCL.

               C. In addition to any other vote of stockholders or the Board of Directors of the Corporation required by law or this Certificate of Incorporation, this Article TWELFTH may not be amended, altered or modified without (i) (a) there being in office two or more Independent Directors and (b) obtaining the prior written approval of at least a majority of the Independent Directors then in office, and
                      (ii) a 66 2/3% affirmative vote of the holders of the Class A Common Stock (excluding any such stock owned of record or beneficially, directly or indirectly, by any Interested Stockholder), voting as a separate class.

               D. This Article TWELFTH shall cease to have any further force and effect on February 14, 2004, or such earlier date on which the only holders of the Corporation's Common Stock are Interested Stockholders or their affiliates or associates (as defined under Section 203(c)(1) and (c)(2), respectively, of the DGCL)."

               THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by this 13th day of December, 2001.

                                       DIGEX, INCORPORATED

                                       By: /s/ BRUCE F. METGE
                                           -------------------------------------
                                           Name:   Bruce F. Metge
                                           Title:  Senior Vice President and
                                                   General Counsel

                                      -3-